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                                 EXHIBIT 10 (w)

GENERALTERMS

Company name: Pinnacle
          Data Systems, Inc.

General Terms reference no: AR-67846

These Sun Terms and Conditions ("General Terms") are made as of the August 1, 2002 ("Effective Date") between SUN MICROSYSTEMS, INC., a Delaware corporation with its address at 901 San Antonio Road, Palo Alto, CA 94303 and Pinnacle Data Systems, Inc., with its address at 6600 Port Road, Groveport, Ohio 43125.

1. INTERPRETATION

     1.1 The purpose of the General Terms is to create a single mechanism under which Pinnacle Data Systems, Inc. and its Affiliated

     Companies ("Company") may form purchasing or other Agreements with Sun Microsystems, Inc. and its Affiliated Companies ("Sun"). 1.2 In the General
Terms:

"Affiliated Company" means, in relation to either party, any entity: (a) which is owned 50% or more by that party; or (b) over which that party exercises management control; or (c) which is under common control with that party; or (d) which owns 50% or more of that party;

"Agreement" means each agreement entered into under the General Terms, comprising the General Terms and an Exhibit executed by Sun and Company referencing the General Terms;

standard service offerings as the parties may agree from time to time;

"SOW" means any statement of work relating to Services;

"Software" means (i) any binary software programs listed in the standard price lists published by Sun from time to time, (ii) any Updates, and (iii) any related user manuals or other documentation;

"Sun Trademarks" means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products and Services;

"Updates" means subsequent releases and error corrections for Software previously licensed, as listed in the standard price lists published by Sun from time to time.

"Confidential Information" means any information 2- CONFIDENTIAL INFORMATION disclosed by one party to another under any Agreement which is, prior to or at the time of disclosure, identified in writing as confidential or proprietary;

"Equipment" means the hardware (including components), software media and spare parts listed in the standard product price lists published by Sun from time to time; "Exhibit" means any exhibit to the General Terms as executed by the parties from time to time;

"IPR" means intellectual property rights, including patents, trademarks, design rights, copyrights, database rights, trade secrets and all rights of an equivalent nature anywhere in the world;

"Products" means Equipment or Software;

"Services" means the services described in any Service Listing or SOW;

"Service Listing" means any offering in Sun's Enterprise Services Service List, which is located at http://www.sun.com/service/serv/*ce//*st (a hard copy of each of which will be made available to Company on request), together with such other

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 2.1  A party receiving Confidential Information ("the Recipient") may use it
      only for the purposes for which it was provided under the Agreement. Confidential Information may be disclosed only: (a) to employees or contractors obligated to the Recipient under similar confidentiality restrictions; and (b) in relation solely to Agreements involving software, services or other activities on the part of iPlanet E-Commerce

           Solutions, to employees or contractors of Netscape Communications Corporation and other Affiliated Companies of America Online, Inc.;

     in each case only for the purposes for which it was provided under the relevant Agreement. 2.2 The obligations of section 2.1 do not apply to information which: (a) is rightfully obtained by the Recipient without breach of any
     confidentiality;

     is or becomes known to the public through no act or omission of the Recipient;
(c) the Recipient develops independently without using Confidential Information of the other obligation to maintain its

13 Nov. Ol/CMF

GENERAL TERMS

               party; or
          (d) is disclosed in response to a valid court or governmental order, if the Recipient has given the other party prior written notice and provides reasonable assistance so as to afford it the opportunity to object.

3. RESTRICTED ACTIVITIES

* denotes tilde

     3.1 Export laws. Products, Services and technical data delivered by Sun may be subject to US export controls or the trade laws of other countries. Company will comply with all such laws and obtain all licenses to export, re-export or import as may be required after delivery to Company. Company will not export or re-export to entities on the most current U.S. export exclusion lists or to any `country subject to U.S. embargo or terrorist controls as specified in the U.S. export laws. Company will not use or provide Products, Services, or technical data for nuclear, missile, or chemical biological weaponry end uses.

     3.2 Nuclear applications. Company acknowledges that Products and Services are not designed or intended for use in the design, construction, operation or maintenance of any nuclear facility.

4. SUN TRADEMARKS

     4.1 Company may refer to Products and Services by their associated names, provided that such reference is not misleading and complies with Sun's Trademark and Logo Policies, which are found at hftp://www.sun.com/policies/trademarks.

     4.2 Company may not remove or alter any Sun Trademarks, nor may it co-logo Products or Services. Company agrees that any use of Sun Trademarks by Company will inure to the sole benefit of Sun.

     4.3 Company agrees not to incorporate any Sun Trademarks into Company's trademarks, service marks, company names, Internet addresses, domain names, or any other similar designations.

5. PUBLICITY

     5.1 Sun may use Company's name in promotional materials, including press releases, presentations and customer references regarding the sale of Products or Services. These permissions are free of charge for worldwide use in any medium. Sun will obtain Company's prior approval for publicity that contains claims, quotes, endorsements or attributions by Company, such approval not to be unreasonably withheld.

6. INTELLECTUAL PROPERTY CLAIMS

     6.1 Each party ("the Indemnifying Party") will defend or settle, at its option and expense, any legal proceeding brought against the other ("the Indemnified Party") to the extent that it is based on a claim that materials (which term includes Products) developed and provided by the Indemnifying Party infringe a third party's patent, trade secret or copyright. The Indemnifying Party will indemnify the Indemnified Party against all

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damages and costs attributable exclusively to such claim awarded by the court finally determining the case, provided that

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          the Indemnified Party:

          (a) gives written notice of the claim promptly to the Indemnifying Party;

          (b) gives the Indemnifying Party sole control of the defense and settlement of the claim;

          (c) provides to the Indemnifying Party, at the expense of the Indemnifying Party, all available information and assistance; (d) does not compromise or settle such claim; and (e) is not in material breach of any Agreement.

6.2 If such materials are found to infringe, or in the reasonable opinion of the Indemnifying Party are likely to be the subject of a claim, the Indemnifying Party will at its option:

          (a) obtain for the Indemnified Party the right to use such materials;

          (b) replace or modify the materials so they become non-infringing; or

          (c) if -neither (a) nor (b) is reasonably achievable, remove such materials and refund their net book value. 6.3 Neither party has any obligation to the extent any claim results from:
          (a) use of materials in combination with any third party equipment, software or data;

          (b) compliance by the Indemnifying Party with the designs or specifications of the Indemnified Party; (c) modification of materials other than at the direction of the Indemnifying Party; or
          (d) use of an allegedly infringing version of the materials, if the alleged infringement could have been avoided by the use of a different version made available to the Indemnified Party.

     6.4 This section states the entire liability of each party (as Indemnifying Party) and the exclusive remedies of each party (as Indemnified Party) for claims that materials infringe a third party's IPR.

7. LIMITATION OF LIABILITY

     7.1 No limitation on certain categories of liability.
          Each party acknowledges the full extent of its own liability to the other, arising from:
          (a)              death or personal injury resulting from
               negligent acts or omissions;
          (b) breach of any applicable license grant; or (c) claims for non payment;

          and the non-excludable statutory rights of consumers (for example, under laws providing for strict product liability) are not affected. Limitations on other categories of liability. Subject to 7.1 above and to the extent not prohibited by applicable law: (a) each party's maximum aggregate liability for all claims relating to any Agreement, whether for breach of contract, breach of warranty or in tort, including negligence, will be limited to two

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13Nov.011CMF

              million US dollars (U.S. $2,000,000); and
          (b) neither party will be liable for any indirect, punitive, special, incidental or consequential damages in connection with or arising out of the General Terms or any Agreement (including, without limitation, loss of business, revenue, profits, goodwill, use, data, electronically transmitted orders, or other economic advantage), however they arise, whether in breach of contract, breach of warranty or in tort, including negligence, and even if that party has previously been advised of the possibility of such damages.

     7.3 Failure of essential purpose. Liability for damages will be limited and excluded, even if any exclusive remedy provided for in the Agreement fails of its essential purpose.

8. TERMINATION AND EXPIRATION

     8.1 Termination for cause. Either party may terminate the General Terms or any Exhibit immediately by written notice: (a) if the other party commits a non-remediable material breach of the General Terms or Exhibit (as the case may be); or (b) if the other party fails to cure any remediable material breach within thirty (30) days of being notified in writing of such breach.
     8.2 Termination without cause.

          (a) Either party may terminate the General Terms immediately by written notice if no Exhibit is in effect. (b) Either party may terminate any Exhibit at any time upon expiration of ninety (90) days' written notice.

     8.3 Actions following termination or expiration. On termination or expiration of the General Terms (for whatever reason), all Exhibits shall automatically terminate with immediate effect. Following termination or expiration of an Exhibit (for whatever reason), each party will deliver to the other any property of the other in its possession or control relating to that Exhibit, in good condition, reasonable wear and tear excepted.

     8.4 Effect of termination. Neither party will be liable for any damages arising out of the termination or expiration of the General Terms or any Exhibit, provided that such termination or expiration will not affect any right to recover: (a) damages sustained by reason of material breach; or

          (b) any payments which may be owing in respect of any Agreement.

9. ASSIGNMENT AND SUBCONTRACTING

     9.1 Neither party may assign or otherwise transfer any of its rights or obligations under the General Terms or any Exhibit without the prior written consent of the other party, which consent will not be unreasonably withheld, except that:

           (a) both parties may assign their right to receive

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GENERAL TERMS

              payment; and
          (b) Sun may use subcontractors in the performance of its obligations, in which case Sun will remain responsible for the performance by such sub-contractors.

10. DISPUTE RESOLUTION

     The parties will use reasonable efforts to resolve any dispute arising out of the General Terms or any Exhibit through a meeting of appropriate managers from each party. If the parties are unable to resolve the dispute, either party may escalate the dispute to its executives. If an executive level meeting fails to resolve the dispute within thirty (30) days after escalation, either party may seek any available legal relief. This provision will not affect either party's right to seek injunctive or other provisional relief at any time.

11.GENERAL

     11.1 Governing law.

          (a) All disputes will be governed by the laws of California. The venue for litigation will be the appropriate courts located in Santa Clara County, California.

          (b) Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply to any dispute under the Agreement.

     11.2 Force majeure. A party is not liable under any Agreement for non-performance caused by events or conditions beyond that party's reasonable control, if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

     11.3 Notices. All written notices required by the General Terms or any Exhibit must be delivered in person or by means evidenced by a delivery receipt or acknowledgment and will be effective upon receipt.

          Notices communicated by electronic mail or facsimile will be deemed to be written.

     11.4 Relationship. Neither the General Terms nor any Agreement is intended to create a partnership, franchise, joint venture, agency, or a fiduciary or employment relationship. Neither party may bind the other party or act in a manner which expresses or implies a relationship other than that of independent contractor.

     11.5 Invalidity. If any provision of the General Terms or any Agreement is held invalid by any law or regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of other provisions.

     11.6 Survival. Rights and obligations under the General Terms and any Exhibit which by their nature should survive, will remain in effect after termination or expiration of the General Terms or the relevant Exhibit.

     11.7 No waiver. Any express waiver or failure to exercise promptly any right under the General

13Nov.011CMF

                                 GENERAL TERMS

      Terms or any Exhibit will not create a continuing waiver or any expectation of non-enforcement.

 11.8 Modification. No modification to the General Terms or any Exhibit will be binding, unless in writing and manually signed by an authorized representative of each party.

 11.9 Entire agreement. Each Agreement constitutes the parties' entire agreement relating to its subject matter. It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms contained in any quote, purchase order, acknowledgment, or other communication between the parties relating to its subject matter during its term.

IN WITNESS WHEREOF THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES HAVE~ EXECUTED THESE GENERAL TERMS AS OF THE EFFECTIVE DATE.

SUN MICROSYSTEMS, INC.

By: /s/Kris Snow

Name: Kris Snow

Title: Sr. Director, Global OEM Business Office
Date: 8/19/02

.. I

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         PINNACL DATA SYSTEMS, INC.

By:./s/John D. Bair

Name:John D. Bair

Title: CEO

Date: 8/7/02

13Nov.011CMF

iFORCE BUSINESS TERMS EXHIBIT

Company Name: Pinnacle Data Systems, Inc.

General Terms Reference No: AR-67846

Exhibit Reference No:AR-67.846

THIS EXHIBIT is an Exhibit to the Sun General Terms and Conditions ("General Terms") referenced above, and is effective as of August 1, 2002 ("Exhibit Effective Date").

The General Terms and the Guide (as defined below) are integral parts of this Exhibit and are incorporated by reference. The General Terms, the Guide and this Exhibit are together referred to as the "Agreement".

As specified and only to the extent expressly permitted in the Agreement, Company is authorized to (i) purchase certain Products from Sun or a Sun authorized channel partner, and (ii) distribute such Products to End Purchasers or Sun authorized channel partners.

1. INTERPRETATION 1.1 In this Exhibit:

           "Accreditation" means certification by Sun that Company meets the Criteria;

"Accepted Order" has the meaning stated in section 3.1;

"Appendix" means any Appendix to this Exhibit;

"Criteria" means the selection criteria applicable to Company's Partner Type(s), as set out in the Guide;

"Deliverable" means in relation to any Services, the specific items to be delivered to Company or End Purchaser in connection with the applicable Service Listing or SOW;

"the End Purchaser" means any party to whom Company markets or sells Products or Services for internal use (and not for resale, marketing or leasing);

"Exhibit" means this Exhibit, including any Appendices and Schedules;

"the Guide" means the program guide(s) applicable to Company's Partner Type(s), as modified by Sun 2. APPOINTMENT from time to time;

"the Guide Obligations" means the Sun policies and procedures, and the ongoing obligations applicable to Company's Partner Type(s), as set out in the Guide;

"Order" means an order for Products or Services, which may be submitted by Company to Sun in hard copy form ("Purchase Order") or in electronic form ("Electronic Order");

"Order Confirmation" means a written or electronic acknowledgment or invoice issued by Sun in response to an Order;

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"POS Information" means the point of sale or other information required by Sun and detailed in the Guide;

"Price List" means, in relation to any Order, as determined by reference to section 4.1 of this Exhibit;

"Schedule" means any Schedule to this Exhibit.

 1.2 Capitalized terms used but not defined in this Exhibit have the meanings set out in the General Terms and the Guide. 1.3 In the event of any inconsistency between the elements of the Agreement, the following order of precedence will apply (in descending order):
      (a) the Schedules; (b) the Appendices;

      (c) the main text of this Exhibit; (d) the General Terms; (e) the applicable Price List, Service Listing or

          SOW;

      (f) the Guide;

      (g) the Order Confirmation; (h) the Order.

 2.1 Subject to the terms of the Agreement, Sun hereby appoints Company (but not any Affiliated Company, unless such Affiliated Company has satisfied Sun's Accreditation requirements and explicitly agrees to be bound by the terms of this Agreement) on a non-exclusive basis, to act in the capacity of such Partner Types, in such territories and for such term as are specified in the Schedule, for so long as it continues to meet the applicable Criteria.

 2.2 The rights and responsibilities applicable to each Partner Type are more particularly described in the Guide. Sun may add to or modify the Guide

15Jan20021CF

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iFORCE BUSINESS TERMS EXHIBIT

          at its sole discretion on a non-discriminatory basis and the additional or modified rights and obligations shall come into effect sixty (60) days after Company receives notice of such changes.

3. ORDERING

     3.1 Ordering procedure

          (a) Company may order Products or Services by: (i) submitting an Electronic Order in the manner directed by Sun; or
               (ii)submitting a Purchase Order to Sun (and Company acknowledges that Electronic Orders for certain Products or Services may need to be supplemented by a Purchase Order); in each case specifying the Products or Services ordered and referencing the General Terms and applicable Letter of Authorization numbers. By doing so, Company agrees that the Order is governed by the Agreement.

          (b) Sun may accept the Order by:

               (i) issuing an Order Confirmation to Company; or

               (ii)shipping Products or initiating performance of Services pursuant to the Order.

              The identification of the Products or Services in the Order and any Order Confirmation, together with any applicable Service Listings or SOWs and the Agreement, will constitute an "Accepted Order" and create a binding commitment for the purchase of those Products or Services.

4. PRICING AND PAYMENT TERMS

     4.1 Applicable Price List. The Price List applicable to

          an Order under this Exhibit depends on the Products or Services ordered and on the country of delivery of Services or installation of Products ("the Destination Country"). Unless otherwise specified in the Schedule, the Price List is: (a) The Sun country Price List in effect in the country in which the Order is accepted if:
               (i) both the Destination Country and such country accepting the Order are within the European Economic Area, or (ii)all sales under this Exhibit are related to a single country (i.e., the country accepting the order and the

                   Destination Country are always the same country); else (b) The Sun international Price List in effect in the Destination

               Country; provided that the Sun country Price List in effect in the Destination Country for the relevant Products or Services will apply if such international Price List does not list the relevant Products or Services.

     4.2 Pricing and payment arrangements.

          (a) For Products or Services which are discountable in the applicable Price List, Sun agrees (subject to section 4.3) to grant Company the discounts set out in the Schedule or the Guide.

           (b) All payments will be made in the currency of the applicable Price List (or as otherwise agreed in

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              writing).
          (c)  Software license fees are non-refundable upon delivery of the
               Software (except as set forth in section 9 below) and are not contingent upon nor dependent on any further deliverables from Sun, including, but not limited to, professional services.

          (d) Where Company has appropriate credit arrangements with Sun, Company shall pay all invoices within thirty (30) days of the date of the invoice or, in case of Products, delivery (whichever is the later). In all other cases, Company shall pay cash in advance of shipment or performance.

          (e) Company is not required to pay the disputed portion of any invoice, pending resolution of that dispute, if written notice of the dispute has been provided to Sun within fifteen (15) days of receipt of the invoice.

     4.3 Review of discounts. Sun has the right to modify Price Lists and Discounts from time to time; such modifications taking effect on the dates identified to Company. Company will reimburse Sun for discounts extended to Company that are based on volume, term of service or other criteria not earned by Company.

5. COMPANY OBLIGATIONS

     5.1 Conformity to Criteria and Guide Obligations.

          Company will comply at its own expense with the applicable Criteria and the Guide Obligations for so long as this Agreement remains in force.

     5.2 POS Information. Company warrants:
          (a) that all POS Information it provides will be obtained in accordance with the procedures set out in the Guide; (b) that Company has notified the End Purchaser of Sun's intended use of POS Information (as stated in the Guide) and obtained all necessary consents to such use.
     5.3 Policies and Procedures/Fair Representation.

          Company will:

          (a) represent Sun fairly and will make no representations or guarantees concerning Sun, Company's relationship with Sun, or Sun's Products or Services, that are false, misleading, or inconsistent with those representations set out in the Agreement, promotional materials, literature, manuals and Price Lists published and supplied by Sun from time to time; comply with all applicable laws and regulations in performing its obligations under this Agreement, including, without limitation, all applicable data privacy laws and regulations;

          (c) comply with the U.S. Foreign Corrupt Practices Act and other laws implementing the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and Company

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          warrants that neither it nor any person representing it will make, offer, promise or authorize, directly or indirectly, any payment or transfer of anything of value to an official, representative, or employee of any governmental agency or instrumentality, any political party or candidate for public office, or make any payment to anyone who Company knows or should know will make a payment to any of the foregoing, in order to promote or retain business or assist Company in performing its obligations and/or providing information to Sun under this Exhibit.

5.4 Indemnity. Company agrees to indemnify and hold
      Sun, its employees and agents harmless from and against all claims from End Purchasers and other third parties arising out of any acts and/or omissions of Company and its employees or agents. Company shall carry liability insurance at a sufficient level to protect Sun, its employees and agents from all such claims naming Sun as additional insured.

5.5 Manuals, Tools and Information. Should Sun

      make manuals and documentation (collectively "Materials") or tools and information (collectively "Tools") available to Company, then such Tools and Materials may be used only for the purposes of and in accordance with this Agreement (including, without limitation, the following terms):

      (a) All Tools and Materials are supplied "AS IS" and Sun disclaims all warranties.

      (b) All Tools and Materials are proprietary to Sun and, as between Company and Sun, Sun is the sole owner of all right, title and interest, including copyrights or other intellectual property rights, in and to any and all ideas, concepts, expertise, programs, systems, methodologies, data or other materials embodied in, underlying or reduced to practice in such Tools and Materials along with any enhancements, modifications or improvements thereto.

      (c) Company will not make copies of Tools or Materials, except as expressly authorized by Sun, and will return or destroy all Tools and Materials in its possession within thirty (30) days of the termination of this Exhibit or as otherwise requested by Sun.

      (d) Company is prohibited from (I) developing any materials which incorporate portions of the Tools or Materials; and (ii) from modifying the Tools or Materials.

      (e) Tools and Materials are confidential to Sun and its licensors and the confidentiality provisions of the Agreement shall apply to the Tools and Materials.

      (f) Company shall promptly advise Sun in writing of any misappropriation or misuse of the Tools or Materials of which Company becomes aware.

5.6 Electronic ordering and services. For the purposes of placing Electronic Orders and using

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          electronic Tools and services, Company represents and warrants that:
          (a) it will keep confidential any unique user identification and password that Sun assigns to Company; and (b) all of Company's employees or agents who submit orders or use Tools or services are authorized by Company to do so.

     5.7 Failure to comply with Company obligations. Without limiting the materiality of other breaches of this Agreement, failure to comply with any of the obligations in section 5 will constitute a material breach of this Agreement.

6. IPR OWNERSHIP AND LICENSING

     6.1 Pre-existing IPR. Each party shall retain its own pre-existing IPR.
     6.2 License terms.

          (a) General scope of licenses. Sun agrees to grant to Company a license to use Software and Deliverables to the extent permitted in the Appendices.

          (b) Audit rights. Sun or its independent audit firm may, upon reasonable notice, examine and audit the records and systems of Company to ensure compliance with any license granted by Sun. Any audit will be performed during Company's regular business hours and in a manner which avoids unreasonable interference with Company's business operations.

          (c) Injunctive relief. Company acknowledges that any breach or threatened breach of any license involving unauthorized use of Sun's intellectual property will result in irreparable harm to Sun for which damages would not be an adequate remedy.

          (d) Proprietary rights notices. Company may not alter or obscure any proprietary rights notice appearing on any Sun-supplied materials, and must include such notices on any copies.

7. EXPORT LAWS

     7.1 Terminology. In this section:
          (a) "Export Exclusion List" includes but is not limited to the United States Treasury Department's Specially Designated Nationals List and the United States Commerce Department's Entity and Denied Persons Lists, in all cases as the same may be updated from time to time, and including any equivalent or replacement lists;

          (b) "Export Laws" means (i) all applicable U.S. export controls including but not limited to the United States Export Administration Act and Regulations (15 CFR Parts 730-774; http://www.bxa.doc.gov) and Foreign Assets Control Regulations

                 (http://www.treas.govlofaclindex.htm~ and (ii) local import/ export controls, in all cases

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iFORCE BUSINESS TERMS EXHIBIT

              as the same may be updated from time to time, and including any equivalent or replacement controls ; and (c) "Export Licenses" means export, re-export, or import authorizations from the United States or other governments.

     7.2 Compliance with Export Laws. Products and

          Services are subject to Export Laws. Company shall comply strictly with all such laws, and in particular: (a) shall obtain any Export Licenses for Products and Services after delivery by Sun as may be required by the Export Laws; (b) shall not market, sell or otherwise provide Products or Services to any person whom it knows or has reason to know is involved in the design, development, production or use of missiles, chemical/biological, nuclear or other weapons of mass destruction;

          (c) shall not transfer, export or re-export Products and Services to any entity identified on the most current U.S. government Export Exclusion Lists, or to any country subject to U.S. embargo or terrorist controls as identified in the U.S. Export Laws;and

          (d) shall provide end use and End Purchaser information upon Sun's request.

     7.3 Export compliance audits. Sun may audit and request copies of Company's order records to ensure compliance with Export Laws, and Company shall implement any corrective action recommended by Sun as a result of such audit findings.

     7.4 Notif ication     requirements.          The     following
          provisions apply where the Guide so requires:
          (a) Company acknowledges that U.S. export controls limit the computational performance level of computers that may be transferred, exported, or reexported to certain countries unless authorized by the U.S. government. Company agrees that it will not use Sun product to manufacture, develop, enhance, or upgrade computers that exceed the performance limits as specified in the most current U.S. Export Laws.

          (b) Company shall include the following notice on packing lists, commercial invoices, shipping documents and other documents involved in the transfer, export or re-export of Sun products:
               "These commodities, technology or software were exported from the United States in accordance with the Export Administration Regulations."

8. WARRANTY

     8.1 Warranties. Company represents that when it resells Products or Services ordered under this Agreement, it will notify End Purchasers that they will receive the benefit of a warranty in equivalent terms to the applicable warranty set out in the respective Appendix.

     8.2 NO IMPLIED WARRANTIES. EXCEPT AS SPECIFIED
          IN   THIS EXHIBIT, ALL EXPRESS OR IMPLIED

US iForceExhibit Rev1.0

gikO7.19.02ver2

Sun Proprietary& Confidential
        Page 4 -of - 8

     CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, SATISFACTORY

     QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE HEREBY EXCLUDED TO THE MAXIMUM EXTENT PERMITTED BY LAW 9. TERMINATION

     9.1 Termination of Exhibit. For the avoidance of doubt, the termination provisions set out in the General Terms shall apply to this Exhibit

     9.2           Additional provisions relating to termination

          under this Exhibit.

          (a) Either party may terminate an Accepted Order immediately by written notice: (i) if the other party commits a non-remediable material breach of such Accepted Order; or (ii) if the other party fails to cure any remediable material breach within thirty
               (30) days of being notified in writing of such breach.

          (b) This Agreement will terminate automatically if Company ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to the liquidation or insolvency of Company which is not dismissed within ninety (90) days or makes an assignment for the benefit of its creditors.

          (c) Sun may terminate this Agreement immediately by written notice if Company undergoes any change in ownership or control (whether by way of voting or contract rights or otherwise) or in its business, which change Sun considers material, in the light of the fact that Company has been appointed by Sun because of its present financial, technical and managerial conditions.

              Sun may terminate Company's authorization to act as a given Partner Type, or to do so in a given location, immediately by written notice (i) if Company fails to meet the applicable Criteria and Guide Obligations to a material degree, or (ii) if Company fails to meet the applicable Criteria and Guide Obligations to a non-material degree and fails to cure such failure within thirty (30) days of being notified in writing of the requirement to do so.

     9.3 Post-termination actions. The following provisions apply to this Exhibit generally (in the event of termination in its totality) and to the Company's activities in particular locations only (in the event of termination of Company's authorization to act in a given location). Upon termination:

          (a) Company will immediately cease and desist from marketing or distributing Products and Services under authority from Sun, and will (I) return or, if agreed to by Sun, destroy all

15Jan20021CF

(b)

              tools, materials and other Sun property provided to Company, at Company's expense, within thirty (30) days, (ii) immediately pay all amounts due and owing, and (iii) promptly notify Sun of the Products in Company's inventory, as well as the net invoice price and an estimate of the then fair market value of such inventory; Sun will have the right of first refusal to repurchase Products in Company's inventory at the lower of net invoice price or the then fair market value, as may be adjusted for any amounts due but unpaid pursuant to section 9.3 (a) (i i). Sun may exercise this right by providing Company with written notice of its election to do so within fifteen (15) days following the date that Company complies with section 9.3(a)(iii). Except where termination is by Sun for breach, and subject to the terms and obligations of this Agreement, during the ninety (90) day period following termination, Company may sell and/or license under the terms of this Exhibit any products that Sun does not elect to repurchase.

          (c) Sun will have the right to cancel by written notice all or part of any unfulfilled Order previously accepted by Sun. To the extent that Sun does not cancel any such Order, the terms of this Agreement shall apply to it.

10. USE OF SUN TRADEMARKS AND LOGOS

     10.1 Sun Trademark Rights. Company agrees that as between Company and Sun, Sun is the sole owner of all right, title and interest in and to the Sun Trademarks and all associated goodwill. Company is granted no right, title or license to, or interest in, any Sun Trademark. Company agrees not to challenge Sun's ownership or use, or the validity, of the Sun Trademarks, or attempt to adopt or register any mark identical or confusingly similar to any of the Sun Trademarks. Should Company acquire (by operation of law or otherwise) any rights in any Sun Trademark, it shall immediately at no expense to Sun assign to Sun all such rights and associated goodwill, applications and registrations. Company will cooperate with Sun and take all reasonable actions required to assist Sun to secure, protect and maintain ownership rights in the Sun Trademarks worldwide, at Sun's cost, including giving prompt notice to Sun of any potential infringement thereof and cooperating with Sun in the preparation, execution and recording of legal documents necessary to register or otherwise protect the Sun Trademarks.

     10.2 Logo Usage. Sun grants to Company a limited, non-exclusive, non-transferable, royalty-free, worldwide permission to use an applicable Sun logo (the "Logo"), if any, to refer or relate to Sun's program for Company's Partner Type(s) and only:

     in the exact form provided by Sun; in pre-sale advertising and marketing materials that prominently display Company's own

US iForceExhibit Rev1.0

gjk07.19.02ver2

Sun Proprietary & Confidential
        Page 5 -of - 8

iFORCE BUSINESS TEkMS EXHIBIT

          corporate name and logo, but not on product, packaging, documentation, shipping containers, or other materials distributed with Products or the rendering of Services;

      (c) on Company's web site, as a link to the Sun Microsystems home page (www.sun.com) or to an Internet URL to be provided by Sun's iForce program manager;

      (d) in a manner less prominent than Company's own corporate name and logo;

      (e) in accordance with the Sun Trademark & Logo Usage Requirements and with any graphics standards distributed by Sun; (f) in a manner that is truthful and not misleading, and that does not use the Logo to imply any relationship with, or endorsement or sponsorship by, Sun that is not true; (g) in a manner that avoids disparaging statements or implications about Sun or its products or services; (h) on materials that are in compliance with all applicable laws and governmental regulations; and (i) with the following trademark legend on the page where the Logo appears (unless Company is required to use a more specific legend by any other agreement Company may have with Sun): "Sun, Sun Microsystems, the Sun logo and iForce are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries and are used with permission.

          Company and its prod ucts/services are independent of Sun Microsystems, Inc."

      This grant does not extend to Company's subsidiaries, affiliates, suppliers, distributors, dealers, agents, customers, or other third-party entities. Company shall promptly modify any use of the Logo that does not comply with this Agreement upon notice from Sun specifying the non-compliance, which noncompliance shall be determined in Sun's discretion. Sun may change the Logo, or create new logos to replace the Logo currently in use. Upon reasonable notice from Sun, Company shall promptly modify its use of the Logo to conform to any such changed or new logo.

10.3 Injunctive Relief. Company agrees that a material breach of the obligations in this section 10 is likely to cause irreparable harm to Sun for which damages would not be an adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, Sun shall be entitled to: (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions; and (b) to such other and further equitable relief

15Jan20021CF

FORCE BUSINESS TERMS EXHIBIT

as the court may deem proper under the
circumstances.

                         Sun Proprietaty & Confidential

US iForceExhibit Rev1.O       Page 6 -of - 8                    15,Ian2OO21CF
gjkO7.19.02ver2

iFORCE BUSINESS TERMS EXHIBIT

Appendix I to the Worce Business Terms Exhibit
     Additional provisions relating to Products

Company Name: Pinnacle Data Systems, Inc.

General Terms Reference No: AR-67846

Exhibit Reference No: AR-67846

Appendix Reference No: Ar-67846 _

1. DELIVERY ARRANGEMENTS FOR PRODUCTS

     1.1 Target delivery dates. In relation to Products, Sun will use reasonable efforts to meet the delivery dates stated on its Order Confirmation.

     1.2  Changing delivery arrangements.
          (a) Sun may make Product substitutions and modifications that do not cause a material adverse affect in overall Product performance;
          (b) Subject to Company's agreement, Sun may make and invoice for partial deliveries; and

          (c) Company may, when purchasing direct from Sun,                 3.3
               re-schedule or re-configure all or part of an Order
               in accordance with the applicable provisions of
               the Guide.
     1.3  Title and risk. Unless otherwise specified in a                   3.4
          Schedule or otherwise agreed by Sun in writing, Title to Equipment and risk of loss of or damage to Products will pass from Sun upon delivery, which will be made in accordance with Incoterms 2000, as specified in Sun's price list and then current delivery terms table located at http.-Ilwww.sun.com/Sa/*s/d`e//*very termsfindexhtml , and Products will be deemed accepted upon such delivery. In the United States, the relevant
          Incoterm is Ex Works Sun's Product Delivery Center.
2. CHARGING ARRANGEMENTS FOR PRODUCTS

     2.1 Charges and invoices. The charges for Products are as set out in the Price List.
     2.2 Taxes and expenses. The stated charges for Products are exclusive of all sales and other taxes based upon the value of the Products. Company is responsible for payment of all such taxes.

3. LICENSE TERMS FOR SOFTWARE PRODUCTS 3.1 License grant. Sun grants to Company a non

          exclusive and non-transferable license to use                     4.2
          Software provided to Company hereunder for its
          internal use only, subject to:
          (a) any restrictions set out in the Order or Order
               Confirmation as to the permitted number of users             4.3
               and CPUs; and
          (b)  any supplemental license terms accompanying the Software.

     3.2 Permission to distribute. To the extent of its authorization as set out in the Schedule, and subject to payment of the applicable fee, Sun grants Company a non-exclusive and non-transferable license to distribute Software to End Purchasers in the territory to which such authorization applies, as part of the sale of the hardware system on which Company

PDSIForceExhibitver2.sdw
gjkO7.19.02ver2

*  denotes tilde

                          Sun Proprietary& Confidential

                                 Page 7 -of - 8
          obtained the Software. Company shall require each of its End Purchaser licensees to enter into a license agreement that is consistent with the rights and obligations in th is section, and that incorporates in substance, and is no less protective of Sun than, the terms and conditions of the Sun binary code license provided with the Software. Company shall keep records identifying each licensed End Purchaser and the capacity of the license granted.

          Reservation of rights. Software is confidential and copyrighted, all rights therein not expressly granted to Company are reserved to Sun, and Sun retains title to all copies. License restrictions. Except to the extent permitted by applicable law, Company may not make copies of Software, other than for archival purposes, or modify, decompile, or reverseengineer Software.

4. PRODUCT WARRANTIES

     4.1 Warranty. Sun warrants that all Equipment as at the date of delivery will be free from material defects in materials and workmanship for the period shown on the web-page at http.,Ilwww.sun.com/Serv/*ce/Support/warranty ("the Warranty Web Page") (a hard copy of which is available on request). Sun furthermore warrants that Software listed on the Warranty Web Page as at the date of delivery, for the period shown on the Warranty Web Page, will contain the features described in the applicable users manual, as it exists at the date of delivery to Company. Otherwise Software is provided "AS IS".

          Changes to Warranty Web Page. Any changes to the warranty details specified on the Warranty Web Page from time to time will not apply to Products ordered prior to such change. Exclusive remedy. Company's sole and exclusive remedy and Sun's entire liability for breach of the above warranty will be (a) the repair or, at Sun's option and expense, replacement of defective Equipment; and (b) the provision of Software support as shown on the Warranty Web Page. Parts or components which are replaced under applicable warranty may be new or like-new. Title in all defective parts which are removed from Equipment under applicable warranty shall transfer back to Sun.

19JU120021 JS

FORCE BUSINESS TERMS EXHIBIT

                 Appendix 1 to the Force Business Terms Exhibit

                   Additional provisions relating to Products

4.4 Products excluded from warranty. No warranty will apply to any Product which has been:


Company, where such
exclusion is permitted under applicable local law.

(a) modified, altered or adapted without Sun's written 5. REPORTING REQUIREMENTS FOR INTERNATIONAL consent; TRANSACTIONS

(b) maltreated or used in a manner other than in 5.1 Company will report all Product exports and re accordance with the relevant manual; exports by providing a monthly report to Sun by the 15t' day of each month with (i) the name of the buying office of Company,
(ii) the name of the Sun selling office, (iii) Product type, (iv) serial number(s), (v) new country of installation and (vi) date of export for each Product exported from the original country of installation.

A sample monthly report is available from Sun on request.

 (c) installed or repaired by any third party in a manner which fails to meet Sun's quality standards;

 (d) used with equipment or software not covered by the warranty, to the extent that the problems are attributable to such use; or (e) sold to or procured by Company from any entity not authorized by Sun to distribute Products to
By: /s/Kris Snow

Name: Kris Snow

Title: Sr. Director, Global OEM Business Office
Date: 8/19/02

.. I

GOSIUSIGeneral TermsIDRAFTRev 1 gjkO7.19.02ver2

Sun Proprietary & Confidential
     Page 4 -of - 4

         PINNACL DATA SYSTEMS, INC.

By:./s/John D. Bair

Name:John D. Bair

Title: CEO

Date: 8/7/02

PDS1ForceExhibitver2.sdw gik07.19.02ver2

                          Sun Proprietary& Confidential

                                 Page 8 -of - 8

1 9JU120021 JS

                                      Company Name: Pinnacle Data Systems, Inc.
                                      Other Name (dba):_
                                      Parent Co. Name (if applicable):
                                      General Terms Reference No.: AR-67846
                                                                   --------

                              Exhibit Reference No.: - AR-67846

                                                       --------
                           Authorization Letter Reference No.: _AR-fi7R4fi=QTp

                                                               ---------------

This OEM/OTP Letter of Authorization is between Sun Mircosystems, Inc. ("Sun") and the party identified above as Company ("Company"), and together with all other Letters of Authorization related to the Exhibit referenced above, comprises a Schedule that identifies the scope of Company's appointment as an iForce Business Partner. Sun and Company, or one or more of their respective affiliates, have entered into the General Terms and Exhibit referenced above, and Sun and Company desire to confirm their acceptance of such agreements.

By signing this Letter of Authorization, Sun and Company agree that: (1) each will be bound to the other, just as their respective affiliates are bound, by the applicable Guide(s), and the General Terms and the Exhibit referenced above, with regard to the appointment set out in this Letter of Authorization; and (2) such General Terms and Exhibit govern the sale/license of products and services by Sun to Company, except for the modifications set forth in Sections H. and 1. below, which modifications will apply only to this appointment.

A. Authorization period: August 1, 2002 to subject to the termination rights in the General Terms and Exhibit referenced above.

B.       Authorized Locations:

                  6600 Port Road, Groveport, Ohio 43125

C. Company's Individual Contact Details:

         Name/Title:    John Bair / Chairman and CEO
         Address:       6600 Port Road

                        Groveport, OH 43125

                   &~L04P_709_rlol:~ 4-312.5'

         Phone: 614.748.1150
         Fax:      614.748.1209
         Email: bair@pinnacle.com

D. Scope of Appointment: Company (but none of its affiliates) is appointed as a:

         Systems and components OEM                                    I I
         OEM Technology Provider ("OTP")                               P(I

E. Sources of Products: For the purpose of the iForce Partner Program benefits listed below, and subject to any related program restrictions, Company is authorized to source Products from the parties identified below:

         (i) As an OEM: Company may distribute Products purchased from: Sun or the following Channel Development Provider or OTP

         (ii) As an OTP: Company may distribute Products purchased from Sun and the following Channel Development Provider:

                           Nu Horizons Electronics Corporation.

 F. Discounts on Products Purchased from Sun: The discounts set forth below apply when Company purchases Products from Sun. The discounts are based upon the Destination Country indicated below and the intended use of the Product; provided that when both the Destination Country and the country in which Sun accepts the Order

                         Sun Proprietary & Confidential

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GJK07.23.02ver4

PDSICATLOAUSAOEMver4.sdw

         are within the European Union, the parties will utilize the Price List and discounts set forth below as if the Destination Country was the country in which Sun accepts the order (e.g., for product ordered in France but expected to be delivered by the iForce Partner in Germany, the Price List and discount are determined as if France is the Destination country).

         For Product purchased for distribution:

         Destination Country        Not Applicable
         Price List                 U.S. Price List

         Product Category
         Category A:       32%
         Category B:       25%
         Category D:       non-discountable
         Category H:       17%
         Category J:       n/a
         Category M:       20%
         Category P:       n/a

 General Notes related to Product Discounts: (i) Sun retains the right to modify these discounts pursuant to the terms of the Exhibit referenced above. (ii) All discounts for purchases in countries other than those stated in this Letter are subject to prior written approval by Sun. (iii) Certain Products may not fall into any of the product categories listed above; the discounts, if any, applicable to such Products may differ from the discounts set forth above.

G. Discounts on Services Purchased from Sun. Services discounts may be available for Company's purchase of Services, subject to the Price List, discount eligibility criteria, and standard discount level applicable to Company's purchase.

 Notes related to Services Discounts: (i) Sun retains the right to modify these discounts pursuant to the terms of the Exhibit. (ii) All discounts for purchases in countries other than those stated in this Letter are subject to prior written approval by Sun.

H. Warranty. Notwithstanding anything to the contrary in this Agreement or any agreement between Company and its Channel Development Provider or OTP, Company is not permitted to extend, offer or pass on any warranty direct from or on behalf of Sun to any Reseller, End Purchaser or third party.

1. Use of Resellers. "Reseller" means an entity that distributes OEM Products (as defined in the Guide) under a contractual obligation to Company as set forth herein. Company may distribute Sun Products, as incorporated in OEM Products, to End Purchasers indirectly through Resellers, provided that Company enters into and rigorously enforces a written contract under which each Reseller agrees to:

          (a) resell Sun Products only as incorporated into OEM Products directly to End Purchasers;

          (b)  comply with the terms of Section I (Warranty) above and Section
               3.0 of the OEM Section of the Guide (OEM's Relationship With
               Sun); Sections 3.2 (Permission to Distribute), 3.3 (Reservation of Rights) and 3.4 (License Restrictions) of Appendix 1 to the iForce Business Terms Exhibit; Sections 5 (Company Obligations), 7 (Export Laws), 8.2 (No Implied Warranties) and 10.1 (Sun Trademark Rights) of the iForce Business Terms Exhibit; and Sections 3 (Restricted Activities), 4 (Sun Trademarks), 6 (intellectual Property Claims), and 7 (Limitation of Liability) of the General Terms; as all these Sections apply to Company, and;

          (c) identify Sun as a third party beneficiary of those End Purchaser obligations related to Sun or Sun Products.

                         Sun Proprietary & Confidential

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PDS1CATL0AUSA0EMver4.sdw

IN WITNESS WHEREOF THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS LETTER OF AUTHORIZATION.

SUN

By: /s/Kris Snow

Name: Kris Snow

Title: Sr. Director, Global OEM Business Office
Date: 8/19/02

.. I

GOSIUSIGeneral TermsIDRAFTRev 1 gjkO7.19.02ver2

Sun Proprietary & Confidential
     Page 4 -of - 4

         PINNACL DATA SYSTEMS, INC.

By:./s/John D. Bair

Name:John D. Bair

Title: CEO

Date: 8/7/02

23. Jul. 2002 0 7:53 AM/ CN